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                                                                       Exhibit 4


                           UNDERWRITERS RE GROUP, INC.
                             1998 STOCK OPTION PLAN

1.    Definitions.

            In this Plan, except where the context otherwise indicates, the following definitions apply:

            a. "Alleghany" means Alleghany Corporation, a Delaware corporation.

            b. "Board" means the Board of Directors of the Corporation.

            c. "Code" means the Internal Revenue Code of 1986, as amended.

            d. "Committee" means the compensation committee of the Board, consisting of directors who are not employees of the Corporation or a Subsidiary.

            e. "Common Stock" means the common stock, par value $1.00 per share, of Alleghany.

            f. "Corporation" means Underwriters Re Group, Inc., a Delaware corporation, and any successor thereto.

            g. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option and payment therefor in accordance with the terms of Article 6.

            h. "Exercise Price" means the price per share of Alleghany Common Stock at which an Option may be exercised.

            i. "Fair Market Value" means the mean of the high and low sales prices of Alleghany Common Stock on the relevant date as reported on the New York Stock Exchange, or, if no sale is made on such date, the average of the mean of the high and low sales prices of Alleghany Common Stock on the next preceding day and the next succeeding day on which sales were made as reported on the New York Stock Exchange.

            j. "Option" means an option to purchase shares of Alleghany Common Stock granted in accordance with the terms of Article 5.

            k. "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

            l. "Optionee" means an employee of Venton to whom an Option is granted.

            m. "Permanent disability" means the inability of the Optionee, as a result of physical or mental illness or incapacity, to perform his duties with the
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Corporation or a Subsidiary for a period of four consecutive months or for an aggregate of more than six months in any twelve-month period.

            n. "Plan" means the Underwriters Re Group, Inc. 1998 Stock Option Plan.

            o. "Predecessor Option" to an Option means a warrant or an option to purchase Class C shares of Venton, which is exchanged for such Option and cancelled prior to the issuance of such Option.

            p. "Subsidiary" means a corporation at least 50 percent of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

            q. "Venton" means Venton Holdings Ltd., a wholly owned Subsidiary.

2. Purpose.

            The Plan is intended to provide Options in exchange for Predecessor Options, for the purpose of implementing the provisions of the agreement relating to the acquisition of Venton by the Corporation, which contemplated such exchange, and to eliminate the minority interests in Venton and provide a more marketable security to the Optionees.

3. Administration.

            The Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

            a. to select Optionees, determine the amount of Options granted to them in accordance with the terms of Article 5 and determine the terms and conditions of such grants;

            b. to construe and interpret the Plan and the Option Agreements;

            c. to provide for income tax withholding, including, without limitation, through retention of shares of Alleghany Common Stock otherwise issuable upon the exercise of an Option or by delivery of shares of Alleghany Common Stock to the Corporation by the Optionee, to the extent and under such terms and conditions as the Committee deems appropriate; and

            d. to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

            Any determinations made or actions taken by the Committee pursuant to the Plan shall be binding and final. Any powers granted to the Committee shall also be exercisable by the Board.


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4. Eligibility.

            Options may be granted only to employees of Venton and its subsidiaries as of October 23, 1998 who hold Predecessor Options.

5. Awards.

            a. There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 42,097 shares of Alleghany Common Stock, subject to adjustment as provided in the Plan.

            b. Options shall be forfeited by the Optionee to the extent not exercisable upon termination of the Optionee's employment with the Corporation or a Subsidiary for any reason.

            c. To the extent not inconsistent with the terms of their Predecessor Options, Options shall expire if not exercised prior to the earliest of (i) the expiration date of the Predecessor Option, (ii) three months after termination of the Optionee's employment with the Corporation or a Subsidiary for any reason except death or permanent disability, and (iii) one year after termination of the Optionee's employment with the Corporation or a Subsidiary by reason of death or permanent disability.

            d. The Exercise Price may be paid in cash, shares of Alleghany Common Stock valued at the Fair Market Value thereof on the Date of Exercise, or a combination of cash and shares of Alleghany Common Stock so valued.

            e. No Option may be granted as an incentive stock option under
Section 422 of the Code.

            f. Each grant of Options under the Plan shall be evidenced by an Option Agreement substantially in the form of Appendix I to the Plan, and shall be executed by any officer of the Corporation and by the Optionee.

            g. Subject to the terms of the Plan, all other terms of Options shall be as determined by the Committee in its sole discretion and Options shall contain such other conditions, not inconsistent with the foregoing, as may be determined by the Committee.

6. Exercise.

            An Option may, subject to the provisions of the Option Agreement under which it was granted (including withholding provisions), be exercised in whole or in part by delivery to the Corporation of written notice of exercise, in such form as the Committee may prescribe, accompanied by full payment for the shares of Alleghany Common Stock with respect to which such Option is exercised.


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7. Restrictions on Transfer and Exercise.

            Options shall be subject to such restrictions on transfer and exercise as provided in the Option Agreement.

8. Capital Adjustments.

            The number and class of shares of Alleghany Common Stock subject to each Option and the Exercise Price thereof shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by Alleghany, subject to the approval of the Compensation Committee of the Board of Directors of Alleghany.

9. Termination and Amendment.

            The Board shall have the power to terminate the Plan and to amend it in any respect, provided that no such termination or amendment shall adversely affect the rights or obligations of an Optionee with respect to any Option previously granted under the Plan.

10. Modification, Extension and Renewal of Options.

            Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options or accept the surrender of outstanding Options (to the extent not theretofore exercised) granted under the Plan and authorize the granting of new Options in substitution therefor on such terms consistent with the Plan as the Committee may specify; provided, however, that no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any of such Optionee's rights or obligations.

11. General Provisions.

            a. The establishment of the Plan shall not confer upon any Optionee any legal or equitable right against the Corporation, any Subsidiary, Alleghany or the Committee, except as expressly provided in the Plan.

            b. The Plan does not constitute inducement or consideration for the employment or service of any Optionee, nor is it a contract between the Corporation, any Subsidiary or Alleghany and any Optionee. Participation in the Plan shall not give an Optionee any right to be retained in the service or employ of the Corporation, any Subsidiary or Alleghany.

            c. The interests of any Optionee under the Plan or any Option are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

            d. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.


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                                                                      Appendix I


                           UNDERWRITERS RE GROUP, INC.

                       Nonstatutory Stock Option Agreement
                                      Under
                             1998 Stock Option Plan


Option Agreement No:

Optionee:

Date of Grant:  October 23, 1998

Exercise Price:

Number of Shares of
Alleghany Common Stock:

1. Definitions. This Option Agreement evidences the grant of an Option under the 1998 Stock Option Plan (the "Plan") adopted by Underwriters Re Group, Inc. (the "Corporation"). All terms used in this Option Agreement which are not defined herein shall have the meanings given to them in the Plan.

2. Grant of Option. Pursuant to the Plan and subject to the terms and conditions of this Option Agreement, the Corporation hereby grants to _______ (the "Optionee") the right ("Option") to purchase ________shares of common stock, par value $1.00 per share ("Common Stock"), of Alleghany Corporation ("Alleghany") from the Corporation at the purchase price of $___ per share (the "Option Price"), as the same may be adjusted from time to time pursuant to the terms of the Plan. This Option has been granted in exchange for and upon cancellation of Predecessor Options to purchase ____ Class C shares of Venton.

3. Subject to the Plan. The Option evidenced by this Option Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof.

4.    Terms of the Option.

            a. Type of Option. The Option is intended to be a nonstatutory stock option, and is not an incentive stock option within the meaning of section 422 of the Code.

            b. Option Period. The Option may be exercised with respect to full shares of Alleghany Common Stock (and no fractional shares shall be issued) as follows:
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                  (i)   in addition to the terms set forth herein, the Option
                        shall have all of the terms of its Predecessor Option;

                  (ii) the Option shall be forfeited by the Optionee to the extent not exercisable upon termination of the Optionee's employment with the Corporation or a Subsidiary for any reason; and

                  (iii) to the extent not inconsistent with the terms of its
                        Predecessor Option, the Option shall expire if not exercised prior to the earliest of (1) the expiration date of the Predecessor Option, (2) three months after termination of the Optionee's employment with the Corporation or a Subsidiary for any reason except death or permanent disability, and (3) one year after termination of the Optionee's employment with the Corporation or a Subsidiary by reason of death or permanent disability. For purposes hereof, the term "permanent disability" means the inability of the Optionee, as a result of physical or mental illness or incapacity, to perform his duties with the Corporation or a Subsidiary for a period of four consecutive months or for an aggregate of more than six months in any twelve-month period.

5.    Restrictions on the Transfer of Options.

      The Optionee shall not, and no action taken by the Optionee shall be effective to, directly or indirectly, sell, distribute, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Option or any interest therein (all of which acts shall be deemed included in the term "transfer" as used in this Option, Agreement), except that transfer of the Option is permitted (i) to the Corporation or Alleghany upon their consent, or (ii) to the Optionee's executors, administrators, testamentary trustees, legatees or beneficiaries (collectively, the "Optionee's Estate") upon the Optionee's death, provided that the Optionee's Estate agrees to be bound by the terms of this Option Agreement.

6.    Exercise.

            a. Notice. The Option shall be exercised, in whole or in part, by the delivery to the Corporation of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by (i) full payment of the Exercise Price with respect to that portion of the Option being exercised, and (ii) full payment of any amounts required to be withheld pursuant to applicable income tax laws in connection with such exercise. The date that such notice and the required payments are received by the Corporation shall be the Date of Exercise of such Option. Until


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                  the Committee notifies the Optionee to the contrary, the form attached to this Option Agreement as Exhibit A shall be used to exercise the Option.

            b. Payment of the Exercise Price. Upon exercise of the Option, in whole or in part, the Optionee may pay the Exercise Price in cash, by delivering duly endorsed certificates representing whole shares of Alleghany Common Stock having a Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares, or through a combination of cash and shares of Alleghany Common Stock so valued.

            c. Payment of Withholding. An Optionee may elect in the notice of exercise to satisfy applicable income tax withholding requirements by payment of cash or, subject to such terms and conditions as the Committee may from time to time establish, through retention by the Corporation of shares of Alleghany Common Stock otherwise issuable upon exercise of the Option or by delivery to the Corporation of previously acquired shares of Alleghany Common Stock.

7. Restrictions on the Exercise of Options and the Sale of Shares. Notwithstanding any other provision of this Option Agreement, the Optionee agrees, for such Optionee and such Optionee's Estate, that the Option may not be exercised, and the shares of Alleghany Common Stock issued upon exercise may not be sold, at any time that Alleghany does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of shares of Alleghany Common Stock to the Optionee under the Plan, unless the Optionee furnishes to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such registration is not required, or unless the Corporation agrees to permit such exercise. The certificates representing such shares of Alleghany Common Stock may set forth a legend to such effect.

8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Alleghany Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Option Agreement. Except as the Committee may determine in accordance with the terms of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9. Employment. Neither the granting of the Option evidenced by this Option Agreement nor any term or provision of this Option Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Corporation, a Subsidiary or Alleghany to employ the Optionee for any period.


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            IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be signed on its behalf effective as of the Date of Grant.

                                    UNDERWRITERS RE GROUP, INC.



                                    By:_________________________________
                                       Name:  Stuart M. de Haaff
                                       Title: General Counsel and Secretary

Accepted and agreed to as of
the Date of Grant:


________________________________
Optionee


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                                                                       Exhibit A

                               EXERCISE OF OPTION


Secretary
Underwriters Re Group, Inc.

            The undersigned Optionee under the Nonstatutory Stock Option Agreement identified as Option Agreement No. ___ (the "Option Agreement"), granted pursuant to the Underwriters Re Group, Inc. 1998 Stock Option Plan (the "Plan"), hereby irrevocably elects to exercise the Option granted in the Option Agreement to purchase ___ shares of common stock, par value $1.00 per share, of Alleghany Corporation, and herewith makes payment of the option price of $______ in the form of ______ [cash, shares, cash plus shares (indicate amount of each)].

            [IF APPLICABLE, INCLUDE] [In addition, the undersigned hereby elects to have the income tax withholding requirements imposed upon this exercise of the Option met by:

            / /  Payment of cash                   $_________


            / /  Retention of shares otherwise
                 issuable upon such exercise       $_________


            / /  Delivery of shares                $_________


            Check the applicable boxes, and indicate the amount of each.]

                                    Signature of Optionee:  ________________

                                    Date:  _________________________________



                                    Received by Underwriters Re Group Inc.

                                    By:  __________________________________

                                    Date of Receipt:  _____________________



Note: Shares being delivered in payment of all or any part of the Exercise Price or income tax withholding requirements must be represented by a certificate or certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.